Exhibit 10.6

METAMORPHIX, INC.

Amended and Restated
1995 Non-Qualified Officer, Director, Employee,
and Consultant Stock Option Plan

(March 29, 2005)

1. Purpose.

     The purpose of MetaMorphix, Inc.’s 1995 Non-Qualified Officer, Director, Employee, and Consultant Stock Option Plan (the “Plan”) is to advance the interests of MetaMorphix, Inc. (the “Corporation”), by encouraging and enabling selected officers, directors, employees, and consultants of the Corporation, upon whose judgment, initiative, and effort the Corporation is largely dependent for the successful conduct of its business, by giving them an inducement to acquire a proprietary interest in the Corporation. Options granted under the Plan are intended to be options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Grant of options; administration.

     The Corporation hereby authorizes the grant of stock options to officers, directors, employees, and consultants of the Corporation (the “Optionees”), subject to the terms and conditions of this Plan. The Board of Directors shall have full power and authority, by resolution of the Board of Directors, to designate participants and to determine the specific terms and provisions of certain grants of options. The date upon which any option is granted pursuant to this Plan shall be known as the “Grant Date” with respect to the particular option granted.

3. Number of option shares; vesting.

     The aggregate number of shares of the Corporation’s common stock that may be issued upon the exercise of options granted under the Plan shall not exceed Three Million Fifty Thousand (3,050,000), subject to adjustment under the provisions of paragraph 7 below. The shares of common stock to be issued upon the exercise of options (the “Option Shares”) may be authorized but unissued shares, shares issued and reacquired by the Corporation, or shares bought on the market for the purposes of the Plan. In the event that any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted under the Plan. The options shall entitle the Optionees to purchase the designated number of Option Shares at a price equal to Two Cents ($.02) per share (or such greater price as maybe established, from time to time, by the Board of Directors).

     Subject to such further limitations as are provided herein, any option granted hereunder shall vest over a four (4) year period, with twenty-five percent (25%) of the Option Shares being eligible for purchase on or after the following dates, in cumulative fashion:

(a)	on and after the first anniversary of the Grant Date, one-fourth (with rounding up to the nearest full number to avoid issuances of fractional shares) of the total number of Option Shares;

(b)	on and after the second anniversary of the Grant Date, one-half (rounding up to the nearest full number to avoid issuances of fractional shares) of the total number of Option Shares;

(c)	on and after the third anniversary of the Grant Date, three-fourths (rounding up to the nearest full number to avoid issuances of fractional shares) of the total number of Option Shares; and

(d)	on and after the fourth anniversary of the Grant Date, the remaining Option Shares.

     By resolution, the Board of Directors, when granting an option, may provide that the option vest over a longer or shorter period than four years and may provide that options may vest on a quarterly or monthly basis. Upon and after the date on which the Optionee’s employment (in the case of an officer or employee), association (in the case of a director), or engagement (in the case of a consultant) with the Corporation is terminated, no additional vesting shall occur (unless, if approved by the Board of Directors, such person continues his or her relationship with the Corporation in a different capacity). Notwithstanding anything in the foregoing to the contrary, however, the vesting of any stock option to a resigning director shall accelerate through his next anniversary date of service (unless the Board, for “good cause” shown, resolves otherwise).

4. Time of exercise of options.

     An option, upon vesting, may be exercised at any time, and from time to time, in whole or in part, subject to the limitations set forth in this Plan, until the termination thereof, as provided in paragraph 6 below.

5. Method of exercise.

     The options shall be exercised by the Optionees by providing written notice directed to the Corporation’s President, at the Corporation’s principal place of business, accompanied by delivery of a check in payment of the option price for the number of Option Shares specified. The notice shall be in the form of correspondence that is attached hereto as Exhibit A (or otherwise acceptable to the President or other executive officers). The Corporation shall, as soon as reasonably practicable, deliver certificates for such Option Shares.

6. Expiration of options.

     The options, to the extent not previously exercised, unless otherwise provided by resolution of the Board of Directors when granting such option, or on a later date, shall expire and terminate upon the earlier to occur of (a) the date on which the Optionee’s employment (in the case of an officer or employee), or engagement (in the case of a consultant) with the Corporation is terminated or (b) the fifth (5th) anniversary of the Grant Date of the option (or such other anniversary date as may be determined by the Board of Directors upon the granting of an Option). Options granted to directors do not expire and terminate upon the ending of such association (although, as set forth in Section 3, additional vesting may or may not thereafter occur). In the event of a termination due to death or disability, however, no additional vesting shall occur, but the personal representative, guardian, or other such person, until the first anniversary of such termination due to death or disability, may exercise such option; provided, however, that this one-year exercise period shall not extend the period set forth in part (b) of the first sentence of this paragraph. For purposes of this Plan, the “date of disability” shall mean the date the Optionee’s employment or association with the Corporation is terminated pursuant to written advice from a licensed physician.

7. Adjustments.

     If and to the extent that the number of issued shares of common stock of the Corporation shall be increased or reduced by change in par value, stock split, reclassification, distribution of a dividend payable in stock, or the like, the number of Option Shares and the option price per share hereunder shall be proportionately adjusted.

8. Acceleration of Vesting, Termination of Options, and Exercise of Options Under Certain Events.

     In the event of (a) a “Change of Control” of the Corporation as a result of a merger, consolidation, or any other event or series of events or (b) a sale or other disposition by the Corporation of all or substantially all of the assets of the Corporation, each option under the Plan shall terminate simultaneously with the happening of such event; provided, however, the Corporation will issue a “Notice of Termination” to the Optionee with respect to the options granted hereunder. Such notice shall give the Optionee the right, for a period of thirty (30) days after the date of the Notice, to exercise all of the option shares granted to the Optionee pursuant to the Plan; provided, however, that the vesting of any and all options previously granted to the Optionees shall be automatically accelerated as of the date immediately prior to the sending of the Notice of Termination. For purposes of this Section 8, the term “Change of Control” shall mean a transaction, after which, any one or more persons acting together collectively own an interest of greater than 50% of the Company’s voting power which such person(s) did not own prior to such transaction.

9. Rights prior to exercise of options.

     Except as provided herein, the options granted under this Plan are nontransferable by the Optionees, and are exercisable only by each Optionee. An Optionee shall have no rights as a stockholder with respect to the Option Shares until payment of the option price as herein provided; however, if any law or regulation requires the Corporation to take any action with respect to such Option Shares before their issuance, then the Optionee shall have no rights as a stockholder until such necessary action is taken.

10. Restriction on transfer of options.

     No option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment, or similar process except with the express consent of the Board of Directors of the Corporation.

11. Terms of employment or association.

     The granting of an option to an eligible person does not alter in any way the Corporation’s existing rights to terminate such person’s employment or association at any time for any reason or for no reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

12. Securities requirements.

     The shares of common stock of the Corporation to be issued under this Plan will be issued to the Optionees pursuant to registration exemption provisions contained in the Securities Act of 1933, as amended. As a condition to receiving any shares pursuant to the terms hereof, the Optionee, prior to receiving said shares, will be required to represent, warrant, and acknowledge to the Corporation that:

(a)	The Optionee is purchasing the shares for investment only, for his own account, and not with a view to the sale or distribution thereof.

(b)	The Optionee is aware that the Corporation is under no obligation to register the shares under the Securities Act of 1933, as amended, that the shares cannot be sold or otherwise transferred unless they are registered under the Act or unless an exemption from registration is available, and that one or more legends setting forth the restrictions on the transferability of the shares will appear on the certificate for the shares.

13. Effective date; term of Plan.

     This Plan, which was adopted by the Board of Directors on December 12, 1995, was effective as of April 18, 1995, was amended by the Board of Directors on or as of April 4, 1996, December 1, 2000, May 11, 2001, and July 27, 2004, and was amended on or as of other dates in respect to increases in the reserve of shares for the Plan. Amendments to the Plan shall become effective when adopted by the Board of Directors. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten (10) years after the date of the last amendment to the provisions of the Plan, i.e., ten (10) years after July 27, 2004. In the event of such termination, however, the Plan shall continue in effect with respect to any theretofore previously granted Options that have not yet expired and terminated pursuant to Section 6 of this Plan.

14. Amendment, suspension, or termination of Plan.

     The Corporation’s Board of Directors may at any time suspend or terminate this Plan or may amend it from time to time in such respects as the Board may deem advisable, in order that the options granted hereunder may conform to any changes in the law, or in any other respect which the Board may deem to be in the Corporation’s best interests. No amendment, suspension, or termination of the Plan shall, without the Optionees’ consent, alter, or impair any of the rights or obligations under the options granted to such Optionees hereunder.

15. Governing law.

     This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

Adopted by the Board of Directors of MetaMorphix, Inc. on December 12, 1995 (effective as of April 18, 1995)

Amended and Restated by the Board of Directors as of April 4, 1996

Amended by the Board of Directors (as to number of shares reserved) on or as of January 27, 1998, March 24, 1999, January 14, 2000, February 17, 2000, and December 1, 2000

Amended and Restated by the Board of Directors on December 1, 2000

Amended by the Board of Directors as of May 11, 2001

Amended by the Board of Directors (as to number of shares reserved) on or as of September 5, 2001, June 3, 2002, September 5, 2002, and September 8, 2003

Amended by the Board of Directors on July 27, 2004

Amended by the Board of Directors (as to number of shares reserved) on March 29, 2005

Restated as of March 29, 2005

EXHIBIT A

EXERCISE OF OPTION TO PURCHASE COMMON STOCK

___________, 20_____

To: The President of MetaMorphix, Inc.

          [Address]
          [City, State Zip]

     The undersigned, the holder of record of an option to purchase shares of common stock of METAMORPHIX, INC. (the “Corporation”), hereby exercises this option granted pursuant to the Amended and Restated 1995 Non-Qualified Officer, Director, Employee, and Consultant Stock Option Plan (the “Plan”) to purchase, upon the terms set forth in such Plan and the resolutions granting such options, ___shares of common stock of the Corporation and hereby tenders payment of $___, which amount constitutes payment of the option price of $  per share for the number of shares specified herein.

[Name of Optionee]

[Address of Optionee]